Exhibit 23.1


                      Consent of Independent Auditors


We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-54762) and the related Prospectus of Ashland Inc. (Ashland) for the registration of 149,300 shares of its common stock, of our report dated November 1, 2000, with respect to the consolidated financial statements and schedule of Ashland included in its Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No. 1) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Cincinnati, Ohio
March 29, 2001